                                                                     EXHIBIT 8.1

                    [LETTERHEAD OF SULLIVAN & WORCESTER LLP ]


                                               February 10, 2005


Hospitality Properties Trust
400 Centre Street
Newton, Massachusetts  02458

Ladies and Gentlemen:

     The following opinion is furnished to Hospitality Properties Trust, a Maryland real estate investment trust (the "Company"), to be filed with the Securities and Exchange Commission (the "SEC") as Exhibit 8.1 to the Company's Current Report on Form 8-K to be filed within one week of the date hereof (the "Form 8-K"), under the Securities Exchange Act of 1934, as amended.

     We have acted as counsel for the Company in connection with its Registration Statements on Forms S-3, File Nos. 333-43573 and 333-84064 (collectively, the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), and we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, corporate records, certificates and statements of officers and accountants of the Company and of public officials, and such other documents as we have considered relevant and necessary in order to furnish the opinion hereinafter set forth. Specifically, and without limiting the generality of the foregoing, we have reviewed: (i) the declaration of trust and the by-laws of the Company, each as amended and restated; (ii) the prospectus supplement dated February 10, 2005 (the "Prospectus Supplement") to the final prospectus dated March 20, 2002 (as supplemented by the Prospectus Supplement, the "Prospectus"), which forms a part of the Registration Statement, relating to, INTER ALIA, the Company's offering of $300,000,000 of its 5 1/8% Senior Notes due February 15, 2015; and
(iii) the section of Item 1 of the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 2003 (the "Form 10-K"), captioned "Federal Income Tax Considerations," as such section is supplemented by the discussion in Part
(b) of Item 8.01 of the Company's Current Report on Form 8-K filed December 13, 2004 (the "Current Report") captioned "Supplementary federal income tax considerations," and the section of Item 1 of the Form 10-K captioned "ERISA Plans, Keogh Plans and Individual Retirement Accounts." With respect to all questions of fact on which the opinion set forth below is based, we have assumed the accuracy and completeness of and have relied on the information set forth in the Prospectus, the Form 10-K, the Current Report, and the documents incorporated therein by reference, and on representations and certifications made to us by officers of the Company. We have not independently verified such information.

Hospitality Properties Trust
February 10, 2005
Page 2

     The opinion set forth below is based upon the Internal Revenue Code of 1986, as amended, the Treasury Regulations issued thereunder, published administrative interpretations thereof, and judicial decisions with respect thereto, all as of the date hereof (collectively, the "Tax Laws"), and upon the Employee Retirement Income Security Act of 1974, as amended, the Department of Labor regulations issued thereunder, published administrative interpretations thereof, and judicial decisions with respect thereto, all as of the date hereof (collectively, the "ERISA Laws"). No assurance can be given that the Tax Laws or the ERISA Laws will not change. In preparing the discussion with respect to Tax Laws matters in the section of Item 1 of the Form 10-K captioned "Federal Income Tax Considerations," as such section is supplemented by the discussion in Part
(b) of Item 8.01 of the Current Report captioned "Supplementary federal income tax considerations," and in preparing the discussion with respect to ERISA Laws matters in the section of Item 1 of the Form 10-K captioned "ERISA Plans, Keogh Plans and Individual Retirement Accounts," all as supplemented by the section of the Prospectus Supplement captioned "Material federal income tax considerations," we have made certain assumptions and expressed certain conditions and qualifications therein, all of which assumptions, conditions and qualifications are incorporated herein by reference. With respect to all questions of fact on which our opinion is based, we have assumed the initial and continuing truth, accuracy and completeness of: (i) the information set forth in the Form 10-K, the Current Report, the Prospectus, and in the documents incorporated therein by reference; and (ii) representations and certifications made to us by officers of the Company or contained in the Form 10-K, the Current Report, the Prospectus, and in the documents incorporated therein by reference, in each such instance without regard to qualifications such as "to the best knowledge of" or "in the belief of."

     We have relied upon, but not independently verified, the foregoing assumptions. If any of the foregoing assumptions is inaccurate or incomplete for any reason, or if the transactions described in the Form 10-K, the Current Report or the Prospectus, or the documents incorporated therein by reference, have been consummated in a manner that is inconsistent with the manner contemplated therein, our opinion as expressed below may be adversely affected and may not be relied upon.

     Based upon and subject to the foregoing, we are of the opinion that the discussion with respect to Tax Laws matters in the section of Item 1 of the Form 10-K captioned "Federal Income Tax Considerations," as supplemented by the discussion in Part (b) of Item 8.01 of the Current Report captioned "Supplementary federal income tax considerations," and the discussion with respect to ERISA Laws matters in the section of Item 1 of the Form 10-K captioned "ERISA Plans, Keogh Plans and Individual Retirement Accounts," all as supplemented by the discussion in the section of the Prospectus Supplement captioned "Material federal income tax considerations," in all material respects are accurate and fairly summarize the Tax Laws issues and the ERISA Laws issues addressed therein, and hereby confirm that the opinions of counsel referred to in said sections represent our opinions on the subject matter thereof.

     Our opinion above is limited to the matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other matters or any other transactions. Further, we disclaim any undertaking to advise you of any subsequent changes of the matters

Hospitality Properties Trust
February 10, 2005
Page 3

stated, represented or assumed herein or any subsequent changes in the Tax Laws or the ERISA Laws.

     This opinion is intended solely for the benefit and use of the Company, and is not to be used, released, quoted, or relied upon by anyone else for any purpose (other than as required by law) without our prior written consent. We hereby consent to the filing of a copy of this opinion as an exhibit to the Form 8-K, which is incorporated by reference in the Company's Registration Statement, and to the references to our firm in the Form 10-K and the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the SEC promulgated thereunder.

                                   Very truly yours,

                                   /s/ SULLIVAN & WORCESTER LLP

                                   SULLIVAN & WORCESTER LLP